UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2005

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2005 Cohu, Inc.'s stockholders approved the Cohu, Inc. 2005 Equity Incentive Plan (the "2005 Plan"). The 2005 Plan was adopted by Cohu's Board of Directors on March 11, 2005. The 2005 Plan replaced our 1998 Stock Option Plan, 1996 Outside Directors Stock Option Plan, 1996 Stock Option Plan and 1994 Stock Option Plan (collectively our "Prior Plans"), which will all be terminated and no new awards granted thereunder. The 2005 Plan’s share reserve shall initially equal the share reserves remaining under each of the Prior Plans and the number of stock options outstanding under all of the Prior Plans which may, if such stock options are cancelled or forfeited unexercised, be again available for grant under the 2005 Plan. The 2005 Plan is also designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the 2005 Plan.

The 2005 Plan allows for the issuance of a broad range of incentives to employees, including executive officers, directors and consultants using stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards in cash, stock or a combination thereof, deferred stock and other stock-based awards.

The foregoing summary of the 2005 Plan is qualified in its entirety by the full text of the 2005 Plan which is incorporated herein by reference from the Cohu, Inc. Definitive Proxy Statement for the Cohu, Inc. 2005 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 30, 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

May 10, 2005	By:	John H. Allen

Name: John H. Allen
Title: VP Finance & CFO

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Cohu, Inc. 2005 Equity Incentive Plan